January 21, 2008

Jerry W. Grizzle
AMS Health Sciences, Inc.
711 N.E. 39th Street
Oklahoma City, OK 73105

RE:  Robin Waters-Jacob Resignation

Dear Jerry,

It has come to my attention that my original resignation letter from AMS Health Sciences omitted my other positions/duties.  This letter will serve as notice of my resignation as Secretary, Treasurer, and a Board of Director member from the Company, effective immediately.  Thank you for your cooperation and understanding.

By:/s/ Robin L. Jacob
Robin L. Jacob
Former Vice President and Chief Financial Officer